Exhibit 99.1
Victoria's Secret & Co. Reports First Quarter 2022 Results
Diluted EPS of $0.93 and adjusted diluted EPS of $1.11
Delivers trailing twelve month EBITDA over $1 billion
Returned $110 million to shareholders through capital allocation program

Reynoldsburg, Ohio (May 31, 2022)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported 2022 financial results for the first quarter ended April 30, 2022.

Commenting on results, Chief Executive Officer Martin Waters stated, "We are pleased with our first quarter results and our team's strong execution. Against the backdrop of significant global headwinds and a challenging inflationary environment, we delivered sales results at the high end of our guidance range and better than expected adjusted earnings per diluted share. Our performance is a testament to the hard work and relentless focus of our team. Powered by our brand revolution, we have strengthened our emotional connection with our customer and further enhanced our leadership in bras through innovative product launches, while diligently focusing on the efficiency of our retail operations."

Martin continued, “As a result of our deliberate actions, we have stabilized the business and delivered over $1 billion in EBITDA for the trailing twelve-month period. Looking ahead, I believe we have the focused strategy, resilient and expert talent, and customer connection that we need to sustain and grow our dominant position as the market leader in the intimates merchandise category. We are well prepared to continue to address macro challenges through merchandise and marketing that delights our customers, new business initiatives designed to expand our customer base and grow sales, and disciplined financial management. Our Board and our entire team are aligned on our key priorities and are swiftly working together to advance them to create value for our shareholders and other stakeholders.”

First Quarter Results
The Company reported net income of $80.8 million, or earnings per diluted share of $0.93 in the first quarter of 2022. This result compares to net income of $174.0 million, or earnings per share of $1.97 for the first quarter of 2021.

First quarter 2022 reported results include a pre-tax charge of $21.7 million related to a certain occupancy-related legal matter. Excluding this special item, adjusted earnings per diluted share for the first quarter 2022 were $1.11, which was above the previously communicated guidance of $0.70 to $0.95 per diluted share.

First quarter 2022 reported operating income was $94.1 million. Excluding the special item mentioned above, adjusted operating income was $115.8 million, which was above the previously communicated guidance of $80 million to $110 million and was down compared to $225.7 million in the first quarter of 2021. The decrease in operating income compared to last year reflects incremental supply chain cost pressures and anniversarying last year’s federal stimulus benefits.

The Company reported net sales of $1.484 billion for the first quarter of 2022, a decrease of 4.5% compared to net sales of $1.554 billion in the prior year first quarter. This result was at the high end of the previously communicated guidance of sales in the range of a decrease of 4% to 8%. Total comparable sales for the first quarter of 2022 decreased 8% compared to the first quarter of 2021. Excluding the estimated first quarter 2021 benefit of $75 million related to government stimulus payments, net sales were essentially flat year over year.

At the conclusion of this press release, we have included a reconciliation of reported to adjusted results.

Capital Allocation
On March 2, 2022, the Company announced a share repurchase program providing for the repurchase of up to $250 million of the Company’s common stock during the year. During the first quarter, the Company invested approximately $110 million to repurchase approximately 2.2 million shares under this program. The Company expects to complete the repurchase program by the end of the fiscal year.

Second Quarter 2022 Outlook
The Company is forecasting second quarter 2022 sales to be up low-single digits to down low-single digits compared to last year’s second quarter 2021 sales of $1.614 billion. At this forecasted level of sales, operating income is expected to be in the range of $125 million to $155 million compared to $202.7 million in 2021. At this forecasted level of operating income, earnings per diluted share are estimated to be in the range of $0.95 to $1.25 compared to earnings per share of $1.71 last year.

Victoria’s Secret & Co. will conduct its first quarter earnings call at 8:00 a.m. Eastern on Wednesday, June 1, 2022. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-800-834-5839 (international replay number: 1-203-369-3351); conference ID 226791 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the investor relations section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives. We are committed to empowering our more than 30,000 associates across a global footprint of over 1,350 retail stores in more than 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact our balance sheet, profit margins or earnings;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;

◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. More information on potential factors that could affect our results is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2022.

For further information, please contact:

Victoria's Secret & Co.:

Investor Relations:	Media Relations:
Jason Ware	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Victoria's Secret & Co.
Total Sales (Millions):

	First Quarter	First Quarter	% Inc/ (Dec)
	2022	2021
Stores - North America	$930.9	$932.9	(0.2%)
Direct	420.6	520.9	(19.3%)
International[1]	132.3	100.4	31.8%
Total	$1,483.8	$1,554.2	(4.5%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Victoria's Secret & Co.
Comparable Sales Increase (Decrease):

	First Quarter	First Quarter
	2022	2021
Stores and Direct[1]	(8%)	25%
Stores Only[2]	(3%)	3%

NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Victoria's Secret & Co.
Total Stores:

	Stores at			Reclassed to	Stores at
	1/29/22	Opened	Closed	Joint Venture[1]	4/30/22
Company-Operated:
U.S.	808	—	(3)	—	805
Canada	26	—	—	—	26
Subtotal Company-Operated	834	—	(3)	—	831

China Joint Venture:
Beauty & Accessories[1]	35	—	(2)	8	41
Full Assortment	30	—	—	—	30
Subtotal China Joint Venture	65	—	(2)	8	71

Partner-Operated:
Beauty & Accessories	335	1	(4)	(8)	324
Full Assortment	128	3	—	—	131
Subtotal Partner-Operated	463	4	(4)	(8)	455
Total	1,362	4	(9)	—	1,357
1 - Includes eight partner-operated stores.

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED APRIL 30, 2022 AND MAY 1, 2021
(Unaudited)
(In thousands except per share amounts)
	2022	2021
Net Sales	$1,483,806	$1,554,220
Costs of Goods Sold, Buying and Occupancy	(962,300)	(882,079)
Gross Profit	521,506	672,141
General, Administrative and Store Operating Expenses	(427,384)	(446,455)
Operating Income	94,122	225,686
Interest Expense	(12,414)	(929)
Other Loss	(3,708)	(191)
Income Before Income Taxes	78,000	224,566
Provision for Income Taxes	1,856	50,534
Net Income	76,144	174,032
Less: Net Loss Attributable to Noncontrolling Interest	(4,679)	—
Net Income Attributable to Victoria's Secret & Co.	$80,823	$174,032

Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.93	$1.97

Weighted Average Shares Outstanding[1]	87,057	88,303

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the first quarter of 2022. For periods prior to the separation in the third quarter of 2021, basic shares at the separation date are being utilized for the calculation of basic and diluted net income per share.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

The non-GAAP financial information presented in this press release should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of such non-GAAP financial measures may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. In addition, we present EBITDA and adjusted EBITDA for the twelve-months ended April 30, 2022 which are non-GAAP financial measures. EBITDA is defined as earnings before interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to remove certain special items. The non-GAAP financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The table below reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

	First Quarter
	2022	2021
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$94,122	$225,686
Occupancy-related Legal Matter (a)	21,679	—
Adjusted Operating Income	$115,801	$225,686

Reconciliation of Reported to Adjusted Net Income Attributable to Victoria's Secret & Co.
Reported Net Income Attributable to Victoria's Secret & Co. - GAAP	$80,823	$174,032
Occupancy-related Legal Matter (a)	21,679	—
Tax Effect of Adjusted Items	(5,477)	—
Adjusted Net Income Attributable to Victoria's Secret & Co.	$97,025	$174,032

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$0.93	$1.97
Occupancy-related Legal Matter (a)	0.19	—
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$1.11	$1.97
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
TWELVE-MONTHS ENDED APRIL 30, 2022
(Unaudited, in thousands)

	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Twelve-Months Ended
	2021	2021	2021	2022	April 30, 2022
Reconciliation of Net Income Attributable to Victoria's Secret & Co. to EBITDA
Net Income Attributable to Victoria's Secret & Co. - GAAP	$151,084	$75,213	$246,052	$80,823	$553,172
Interest Expense	2,812	11,917	11,765	12,414	38,908
Income Tax Expense	47,928	21,416	76,859	1,856	148,059
Depreciation and Amortization	78,123	74,862	69,573	70,288	292,846
EBITDA	$279,947	$183,408	$404,249	$165,381	$1,032,985

Reconciliation of EBITDA to Adjusted EBITDA
EBITDA	$279,947	$183,408	$404,249	$165,381	$1,032,985
Occupancy-related Legal Matter (a)	—	—	—	21,679	21,679
Adjusted EBITDA	$279,947	$183,408	$404,249	$187,060	$1,054,664
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.